Exhibit 99.1

JDSU News Release

JDSU ANNOUNCES FISCAL 2011 FIRST QUARTER RESULTS

•	GAAP Revenue of $405.2 million; Non-GAAP Revenue of $411.3 million

•	GAAP Gross margin of 42.8%; Non-GAAP Gross margin of 47.4%

•	GAAP Breakeven EPS; Non-GAAP EPS of $0.20

Milpitas, California, November 4, 2010 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its first fiscal quarter ended October 2, 2010.

On a GAAP basis, net revenue for the first fiscal quarter of 2011 was $405.2 million and net income was $0.1 million, or breakeven earnings per share. This compares to net revenue of $390.9 million and net income of $1.5 million, or $0.01 per share for the prior quarter, and net revenue of $297.8 million and net loss of $(31.9) million, or $(0.15) per share for the first fiscal quarter of 2010.

On a non-GAAP basis, net revenue for the first fiscal quarter of 2011 was $411.3 million and net income for the quarter was $44.8 million or $0.20 per share. This compares to non-GAAP net revenue of $398.1 million and net income of $33.1 million, or $0.15 per share for the prior quarter, and non-GAAP net revenue of $298.6 million and net income of $9.0 million or $0.04 per share for the first fiscal quarter of 2010.

“In fiscal Q1, JDSU reported its highest gross margin in five years and operating margin that was above our previously stated guidance,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “We expect to continue growing the business as supply constraints ease in our Optical Communications and Test and Measurement businesses and we invest in incremental capacity for Optical Communications. Our balance sheet remains strong and we generated over $35 million of cash from operations during the quarter.”

Financial Overview –First Fiscal Quarter Ended October 2, 2010

All numbers in this section are non-GAAP unless stated otherwise.

•

Net revenue of $411.3 million, which included revenue from the Network Solutions Division acquisition, increased 3% compared to the prior quarter and increased 38% compared to the first quarter of fiscal 2010.

•	Gross margin was 47.4% compared to 45.5% in the prior quarter and 44.0% in the first quarter of fiscal 2010.

•	Operating margin was 10.8% compared to 9.3% in the prior quarter and 3.4% in the first quarter of fiscal 2010.

•

Communications Test and Measurement revenue of $182.8 million decreased 2% compared to the prior quarter and increased 27% compared to the first quarter of fiscal 2010. Revenue from this segment represented 44% of total net revenue.

•

Communications and Commercial Optical Products revenue of $168.0 million increased 7% compared to the prior quarter and increased 66% compared to the first quarter of fiscal 2010. Revenue from this segment represented 41% of total net revenue.

•	Optical Communications revenue of $143.0 million increased 6% compared to the prior quarter and increased 66% compared to the first quarter of fiscal 2010.

•	Commercial Lasers revenue of $25.0 million increased 11% compared to the prior quarter and increased 66% compared to the first quarter of fiscal 2010.

•

Advanced Optical Technologies revenue of $60.5 million increased 11% compared to the prior quarter and increased 12% compared to the first quarter of fiscal 2010. Revenue from this segment represented 15% of total net revenue.

•	Americas’ customers represented 50% of total net revenue for the quarter. European and Asia-Pacific customers each represented 25% of total net revenue.

•	The Company held $620.0 million in total cash and cash equivalents and short-term investments and generated $35.7 million of cash from operations for the quarter ended October 2, 2010.

Business Outlook

For the second quarter of fiscal 2011, ending January 1, 2011, the Company expects non-GAAP net revenue to be in the range of $425 to $450 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on November 4, 2010 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. The Company will post and distribute slides outlining the Company’s latest financial results concurrent with this earnings press release. These slides will now be available prior to management’s presentation in order to provide the investment community with additional time for review and analysis. These slides are supplementary and will not be discussed during the earnings call. They will be posted on www.jdsu.com/investors under the “Financial Information” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Cherryl Valenzuela, 408-546-4521 or cherryl.valenzuela@jdsu.com

Press: Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA -

JDSU News Release

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended
	October 2, 2010	October 3, 2009
Net revenue	$405.2	$297.8
Cost of sales	217.8	168.4
Amortization of acquired developed technologies	14.1	12.3

Gross profit	173.3	117.1

Operating expenses:
Research and development	56.4	39.8
Selling, general and administrative	107.2	92.7
Amortization of other intangibles	8.6	7.0
Restructuring and related charges	0.3	5.1

Total operating expenses	172.5	144.6

Income (loss) from operations	0.8	(27.5)
Interest and other income (expense), net	0.3	3.2
Interest expense	(6.3)	(5.9)
Gain on sale of investments	3.2	0.2

Loss from continuing operations before income taxes	(2.0)	(30.0)
(Benefit for) provision of income taxes	(2.1)	0.7

Gain (loss) from continuing operations, net of tax	0.1	(30.7)
Discontinued operations, net of tax	—	(1.2)

Net income (loss)	$0.1	$(31.9)

Basic net income (loss) per share from:
Continuing operations	$0.00	$(0.14)
Discontinued operations	—	(0.01)

Net income (loss)	$0.00	$(0.15)

Diluted net income (loss) per share from:
Continuing operations	$0.00	$(0.14)
Discontinued operations	—	(0.01)

Net income (loss)	$0.00	$(0.15)

Shares used in per share calculation
Basic	221.8	217.5
Diluted	227.5	217.5

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	October 2, 2010 (unaudited)	July 3, 2010 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$370.3	$340.2
Short-term investments	215.6	227.4
Restricted cash	34.1	32.5
Accounts receivable, net	297.0	271.8
Inventories, net	136.9	125.7
Refundable income taxes	3.9	4.0
Other current assets	63.3	73.0

Total current assets	1,121.1	1,074.6

Property, plant and equipment, net	205.5	183.0
Deferred income taxes	3.6	3.2
Goodwill	66.0	66.0
Other intangibles, net	339.5	357.4
Long-term investments	4.9	5.1
Other non-current assets	14.7	14.3

Total assets	$1,755.3	$1,703.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$140.6	$137.4
Accrued payroll and related expenses	56.8	62.9
Income taxes payable	20.6	19.8
Accrued expense	63.9	47.7
Other current liabilities	85.7	83.1

Total current liabilities	367.6	350.9

Long-term debt	271.6	267.1
Other non-current liabilities	193.4	176.9
Stockholders’ equity	922.7	908.7

Total liabilities and stockholders’ equity	$1,755.3	$1,703.6

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended
	October 2, 2010	October 3, 2009
Net revenue:
Communications Test and Measurement	$182.8	$143.4
Communications and Commercial Optical Products	168.0	101.1
Advanced Optical Technologies	60.5	54.1
Deferred revenue related to purchase accounting adjustment	(6.1)	(0.8)

Net revenue	$405.2	$297.8

Operating income (loss):
Communications Test and Measurement	$21.7	$18.0
Communications and Commercial Optical Products	24.2	(1.5)
Advanced Optical Technologies	22.1	20.6
Corporate	(23.6)	(26.9)

Total segment operating income	44.4	10.2

Unallocated amounts:
Stock based compensation	(9.0)	(11.1)
Acquisition-related charges and amortization of intangibles	(28.9)	(20.1)
Loss on disposal of long-lived assets	—	(0.5)
Restructuring and related charges	(0.3)	(5.1)
Realignment and other charges	(5.4)	(0.9)
Interest and other income (expense), net	0.3	3.2
Interest expense	(6.3)	(5.9)
Gain on sale of investments	3.2	0.2

Loss before income taxes and discontinued operations	$(2.0)	$(30.0)

Note: Certain totals may not add due to rounding

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue. The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitate the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of goods sold, costs of research and development and costs of selling, general and administrative: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv)stock-based compensation under authoritative guidance, (v) other non-recurring charges comprising mainly of one-time acquisition, integration and other costs. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of the Company’s core operating performance.

Amortization of intangibles from acquisitions: The Company records amortization expense related to intangibles. These expenses are included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Non cash interest expense: The Company incurs non-cash interest expense accounted for under the authoritative guidance on convertible debt instruments, which requires to separately account for the liability (debt) and equity (conversion option) components of such instruments. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. The Company describes the impact of this guidance, in its fiscal 2010 forms 10-Q and annual report on Form 10-K. The Company believes this GAAP measure is not indicative of its core operating performance.

Interest, taxes, depreciation, amortization, and other adjustments: The Company’s calculation of EBITDA excludes interest, taxes, depreciation, and amortization. The Company’s calculation of Adjusted EBITDA also excludes items that are not part of its “core operating performance” which are described in detail in the aforementioned paragraphs. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile preliminary GAAP measures to non-GAAP measures based on our current information:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended
	October 2, 2010		October 3, 2009
	Net income (loss)	EPS	Net income (loss)	EPS
GAAP measures	$0.1	$0.00	$(31.9)	$(0.15)
Items reconciling GAAP net income (loss) & EPS
to Non-GAAP net income (loss) & EPS:

Related to net revenues:
Deferral of revenues related purchase accounting adjustment	6.1	0.03	0.8	—

Related to cost of sales:
Stock-based compensation expenses	1.3	0.01	1.2	0.01
Other non-recurring charges	0.3	—	—	—
Amortization of acquired developed technologies	14.1	0.06	12.3	0.06

Total related to gross profit	21.8	0.10	14.3	0.07

Related to operating expenses:
Research and development:
Stock-based compensation expenses	1.8	0.01	2.2	0.01
Other non-recurring charges	0.2	—	—	—
Selling, general and administrative:
Stock-based compensation expenses	5.9	0.03	7.7	0.04
Other non-recurring charges	5.0	0.02	0.9	—
Amortization of intangibles	8.6	0.04	7.0	0.03
Loss on disposal of long-lived assets	—	—	0.5	—
Restructuring and related charges	0.3	—	5.1	0.02

Total related to operating expenses	21.8	0.10	23.4	0.10

Interest and other (income) expense, net	(0.2)	—	(2.0)	(0.01)
Non-cash interest expense	4.5	0.02	4.2	0.02
(Gain) on sale of investments	(3.2)	(0.02)	(0.2)	—
Discontinued operations	—	—	1.2	0.01

Total related to net income & EPS	44.7	0.20	40.9	0.19

Non-GAAP measures	$44.8	$0.20	$9.0	$0.04

		EPS		EPS
Non-GAAP EPS		$0.20		$0.04

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended
	October 2, 2010	October 3, 2009
GAAP net revenue	$405.2	$297.8
Deferral of revenues related to purchase accounting adjustment	6.1	0.8

Non-GAAP net revenue	$411.3	$298.6

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in millions, unaudited)

	Three Months Ended
	October 2, 2010	October 3, 2009
GAAP net income (loss)	$0.1	$(31.9)
Interest and other income (expense), net	(0.3)	(3.2)
Interest expense	6.3	5.9
Gain on sale of investments	(3.2)	(0.2)
(Benefit for) provision of income taxes	(2.1)	0.7
Depreciation	14.8	15.4
Amortization	22.7	19.3

EBITDA	38.3	6.0

Costs related to restructuring and related charges	0.3	5.1
Costs related to stock based compensation expense	9.0	11.1
Deferral of revenues related to purchase accounting adjustments and other cost adjustments	6.2	0.8
Costs related to other non-recurring activities	5.4	0.9
Loss on disposal of long-lived assets	—	0.5
Discontinued operations	—	1.2

Adjusted EBITDA	$59.2	$25.6

Note: Certain totals may not add due to rounding